UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 19, 2015

GALECTIN THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Nevada	001-31791	04-3562325
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4960 PEACHTREE INDUSTRIAL BOULEVARD, Ste 240

NORCROSS, GA 30071

(Address of principal executive office) (zip code)

Registrant’s telephone number, including area code: (678) 620-3186

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 20, 2015, Galectin Therapeutics, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain purchasers identified on the signature pages thereto (the “Purchasers”), pursuant to which the Company will offer to the Purchasers, in a registered direct offering, an aggregate of 4,761,900 shares (the “Shares”) of common stock, par value $0.01 per share (“Common Stock”) at a negotiated purchase price of $2.06 per share, for aggregate gross proceeds to the Company of 9,809,514, before deducting fees to the placement agent and other estimated offering expenses payable by the Company. The Shares are being offered by the Company pursuant to an effective shelf registration statement on Form S-3, which was originally filed with the Securities and Exchange Commission on March 21, 2014, and was declared effective on March 31, 2014 (File No. 333-194747) (the “Registration Statement”).

Per the terms of the Purchase Agreement, the Company has agreed to certain restrictions on future stock offerings, including that during the 120-day period following the Closing, the Company will not issue (or enter into any agreement to issue) any shares of Common Stock or Common Stock equivalents, subject to certain exceptions.

In a concurrent private placement, the Company is also selling to the Purchasers a warrant to purchase three-quarters of a share of the Company’s Common Stock for each share purchased for cash in the offering, pursuant to that certain Common Stock Purchase Warrant, by and between the Company and each Purchaser (each, a “Warrant”, and collectively, the “Warrants”). The Warrants will be exercisable beginning on the six month anniversary of the date of issuance (the “Initial Exercise Date”) at an exercise price of $2.50 per share and will expire on the five year anniversary of the Initial Exercise Date. The purchase price of one share of the Company’s Common Stock under the Warrant is equal to the exercise price.

The exercise price and number of Warrant Shares will be subject to adjustment in the event of any stock dividends and splits, reverse stock split, recapitalization, reorganization or similar transaction, as described in the Warrants. The Warrants will be exercisable on a “cashless” basis in certain circumstances.

The Warrants and the shares of the Company’s Common Stock issuable upon the exercise of the Warrants (the “Warrant Shares”) are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s Registration Statement and are instead being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act. Each Purchaser is an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act. Each Purchaser, either alone or together with its representatives, has enough knowledge and experience to be considered a sophisticated investor, has access to the type of information normally provided in a prospectus for a registered securities offering, and has agreed not to resell or distribute the Warrants or the Warrant Shares to the public except pursuant to sales registered or exempted under the Securities Act.

In connection with the private placement and pursuant to a Registration Rights Agreement, dated November 20,

2015, between the Company and each of the Purchasers, the Company is required to file a registration statement on Form S-3 within 30 calendar days of the closing of the offering to provide for the resale of the Warrant Shares.

Roth Capital Partners, LLC acted as the exclusive placement agent (the “Placement Agent”) for the Company, on a “reasonable best efforts” basis, in connection with the offering. A copy of the Placement Agency Agreement, dated as of November 20, 2015, by and between the Company and the Placement Agent is attached hereto as Exhibit 10.2 and incorporated herein by reference (the “Placement Agency Agreement”). Pursuant to the Placement Agency Agreement, the Placement Agent will be entitled to a cash fee of 6.0% of the gross proceeds paid to the Company for the Securities and reimbursement of certain out-of-pocket expenses .

The foregoing summaries of the offering, the securities to be issued in connection therewith, the Purchase Agreement, the Placement Agency Agreement and the Warrants do not purport to be complete and are qualified in their entirety by reference to the definitive transaction documents. A copy of the Purchase Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference, and a copy of the form of Warrant is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

Please see the disclosure regarding the Warrants and the Warrant Shares set forth under Item 1.01, which is incorporated by reference into this Item 3.02.

Item 8.01 Other Events

On November 20, 2015, the Company issued a press release announcing the offering described in Item 1.01 above, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Exhibit Title or Description

4.1	Form of Common Stock Purchase Warrant

5.1	Opinion of Dentons US LLP

10.1	Form of Securities Purchase Agreement

10.2	From of Placement Agency Agreement

10.3	Form of Registration Rights Agreement

23.1	Consent of Dentons US LLP (included in Exhibit 5.1)

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Galectin Therapeutics Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Galectin Therapeutics Inc.

Date: November 20, 2015	By:	/s/ Jack W. Callicutt
Jack W. Callicutt
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Title or Description

4.1	Form of Common Stock Purchase Warrant

5.1	Opinion of Dentons US LLP

10.1	Form of Securities Purchase Agreement

10.2	From of Placement Agency Agreement

10.3	Form of Registration Rights Agreement

23.1	Consent of Dentons US LLP (included in Exhibit 5.1)

99.1	Press Release